Exhibit 10(b)

Deloitte & Touche LLP - Form 2215S (2-06)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 811-09619 and 333-115215 of our reports dated April 27, 2006, relating to the financial statements and financial statement schedules of Standard Insurance Company and Standard Insurance Company Separate Account C, appearing in this Form N-4 of Standard Insurance Company for the year ended December 31, 2005.

We also consent to reference to us under the heading of “Experts” in this Registration Statement.

Portland, Oregon

April 27, 2006

/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP